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                                                                       EXHIBIT 5

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Fountain Square
                        11911 Freedom Drive; Suite 400
                               Reston, VA 20190

701 Pennsylvania Avenue, N.W.                            Telephone: 703/464-4800
Washington, D.C. 20004                                         Fax: 703/464-4895
Telephone: 202/434-7300
Fax: 202/434-7400
                                           September 13, 2000

     Information Analysis Incorporated
     11240 Waples Mill Road
     Fairfax, Virginia 22030

     Re:  Registration Statement on Form SB-2

     Ladies and Gentlemen:

     In connection with the registration of 4,515,000 shares of common stock, par value $.01 per share (the "Common Shares") of Information Analysis Incorporated (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable, free of preemptive rights.

     Our opinion is limited to the federal securities laws of the United States, the laws of the Commonwealth of Virginia, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock and Warrants" in the prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.


                                             MINTZ, LEVIN, COHN, FERRIS,
cc: Board of Directors                       GLOVSKY and POPEO, P.C.